                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                              September 28, 1999
--------------------------------------------------------------------------------


                              LORAL ORION, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

Delaware                      0-22085                                 52-2008654
--------------------------------------------------------------------------------
(State or other            (Commission                             (IRS Employer
jurisdiction of            File Number)                           Identification
incorporation)                                                            Number


             2440 Research Boulevard, Suite 400, Rockville MD 20850
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


              Registrant's telephone number,including area code:
--------------------------------------------------------------------------------
                                (301) 258-8101

Item 5.  Other Events.

         On September 28, 1999, Loral Asia Pacific Satellite (HK) Limited ("Loral Orion HK"), a subsidiary of Loral Orion, Inc. ("Loral Orion"), closed the previously announced transaction with APT Satellite Company Limited ("APT") pursuant to which Loral Orion HK acquired all transponder capacity on the Apstar IIR satellite (other than with respect to one C-band transponder) from APT via a lease through the end of life of the satellite. Loral Orion HK will also have the option to lease from APT replacement satellites upon the end of life of Apstar IIR.

         In connection with the closing, Loral Orion HK notified APT that it will prepay on March 27, 2000 all then remaining installments of the purchase price. As a result of this prepayment election by Loral Orion HK, the aggregate amount of the purchase price was reduced from approximately $298 million to approximately $273 million. Insurance proceeds from the Orion 3 launch failure will be used to fund substantially all of such purchase price.

                                  SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LORAL ORION, INC.
                                            -----------------
                                              (Registrant)


Date: October 13, 1999                      By:/s/ Eric J. Zahler
                                               -------------------------
                                               Eric J. Zahler
                                               Senior Vice President







                                     -3-